SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "AGREEMENT") is made and entered into as of December 21, 2004 (the "EXECUTION DATE"), by and among GVI Security Solutions, Inc. (formerly Thinking Tools, Inc.), a Delaware corporation (the "COMPANY"), and each of the purchasers listed on Schedule A attached hereto (collectively, the "PURCHASERS" and individually, a "PURCHASER").

                                    RECITALS

         WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to an aggregate of 23,333,350 shares of common stock, par value $.001 per share, of the Company ("COMMON STOCK"), on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon exemption from securities registration afforded by Regulation D ("REGULATION D") as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO PURCHASE AND SELL STOCK.

                  (a) Company Authorization. The Company's Board of Directors has authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of up to 23,333,350 shares of Common Stock (the "PURCHASED SECURITIES").

                  (b) Agreement to Purchase and Sell Securities. Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase, and the Company agrees to sell to each Purchaser, at the Closing (as defined below), that number of Purchased Securities set forth opposite such Purchaser's name on Schedule A attached hereto. The purchase price of each of the Purchased Securities shall be $1.50 (the "PER SHARE PRICE") and shall be payable as hereafter set forth.

                  (c) Use of Proceeds. The Company intends to use up to $10 million of the net proceeds from the sale of the Purchased Securities to purchase shares of Common Stock from William A. Teitelbaum pursuant to that certain Settlement Agreement and General Release by and among the Company, GVI Security, Inc, William A. Teitelbaum and Alarmax Distributors, Inc., dated October 13, 2004 (the "SETTLEMENT AGREEMENT"). The balance of the net proceeds shall be used for working capital, general corporate purposes and the acquisitions of businesses or assets as determined by the Company from time to time.

                  (d) Obligations Several, Not Joint. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each of the Purchasers to purchase the Purchased Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce such Purchaser's rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

         2. CLOSING. The purchase and sale of the Purchased Securities shall take place at the offices of counsel for the Company, at 11:00 a.m. eastern time, not later than two (2) Business Days (as defined below) following the Execution Date, or at such other time and place as the Company and Purchasers representing a majority of the Purchased Securities to be purchased, mutually agree upon (which time and place are referred to in this Agreement as the "CLOSING"). At the Closing, against delivery of full payment for the Purchased Securities sold hereunder by wire transfer of immediately available funds in accordance with the Company's instructions, the Company shall issue and deliver to each Purchaser one or more stock certificates registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate and Questionnaire, attached hereto as Appendix I, (the "STOCK CERTIFICATE Questionnaire")), representing the number of Purchased Securities set forth opposite the appropriate Purchaser's name on Schedule A hereto, and bearing the legend set forth in Section 4(j) herein; provided, however, the Company may furnish to each Purchaser a facsimile copy of the stock certificate(s) representing the Purchased Securities purchased by such Purchaser no later than the next Business Day following the Closing Date, with the original stock certificate(s) to be delivered to such Purchaser by overnight courier no later than the third (3rd) Business Day following the Closing Date. Closing documents, other than the stock certificates representing the Purchased Securities, may be delivered by facsimile on the Closing Date, with original signature pages sent by overnight courier.

         For purposes of this Agreement, "CLOSING DATE" means the date of the Closing, and "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

         3. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth in the SEC Documents (as defined below):

                  (a) Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement,

"MATERIAL ADVERSE EFFECT" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, assets or liabilities of the Company and the Subsidiaries (as defined below), taken as a whole.

                  (b) Capitalization. The capitalization of the Company is as follows:

                           (i) The authorized capital stock of the Company
consists of 75,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, par value $.001 per share ("PREFERRED STOCK").

                           (ii) As of November 15, 2004, the issued and
outstanding capital stock of the Company consisted of 30,253,787 shares of Common Stock and 200 shares of Series B Preferred Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

                           (iii) As of November 15, 2004, the Company had (a)
5,939,913 shares of Common Stock reserved for issuance upon exercise of outstanding options granted under the Company's 2004 Long-Term Stock Incentive Plan (the "OPTION PLAN") and (b) 1,264,076 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.

                           (iv) As of November 15, 2004, the Company had 443,461
shares of Common Stock available for future grant under the Option Plan.

                           (v) As of November 15, 2004, the Company had
outstanding convertible promissory notes convertible into 4,810,430 shares of Common Stock.

         Except as set forth in the Disclosure Letter attached hereto as Exhibit A (the "Disclosure Letter") and with the exception of the foregoing in this
Section 3(b), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

                  (c) Subsidiaries. Except for GVI Securities, Inc. (the "GVIS SUBSIDIARY") and Rapor, Inc. (the "RAPOR SUBSIDIARY", and together with the GVIS Subsidiary, the "SUBSIDIARIES"), the Company does not have any subsidiaries, and the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity. The GVIS Subsidiary is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Rapor Subsidiary is duly organized, validly existing and in good standing under the laws of the State of Florida. Each of the Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a Material Adverse Effect.

                  (d) Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, including the authorization, issuance, reservation for issuance and delivery of all the Purchased Securities being sold under this Agreement, have been taken and no further consent or authorization of the Company, the Company's board of directors (the "BOARD OF DIRECTORS") or the Company's stockholders is required, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except
(i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (2) the effect of rules of law governing the availability of equitable remedies and (3) the effect of equitable principles in construing or enforcing any provision of this Agreement and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

                  (e) Valid Issuance of the Purchased Securities. The Purchased Securities will be, upon payment by the Purchasers in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims and encumbrances with respect to the issuance of such Purchased Securities and will not be subject to any pre-emptive rights or similar rights.

                  (f) Compliance with Securities Laws. Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Purchased Securities will be issued and sold to the Purchasers in compliance with applicable exemptions from (1) the registration and prospectus delivery requirements of the Securities Act and (2) the registration and qualification requirements of all applicable securities laws of the states of the United States.

                  (g) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of the Company is required in connection with the issuance and sale of the Purchased Securities to the Purchasers by the Company or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof,
(ii) the filings under applicable securities laws required to comply with the Company's registration obligations under Sections 5(a) and 5(i) of this Agreement and (iii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws, including, but not limited to, the filing of a Form D relating to the sale of the Purchased Securities pursuant to Regulation D.

                  (h) Non-Contravention. Assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Purchased Securities), do not: (i) contravene or conflict with the certificate of incorporation, as amended (the "CERTIFICATE OF INCORPORATION") or bylaws, as amended (the "BYLAWS") of the Company or the Subsidiaries; (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company or the Subsidiaries; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company or the Subsidiaries are entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any asset of the Company or the Subsidiaries under, any material contract to which the Company or the Subsidiaries are a party or any material permit, license or similar right relating to the Company or the Subsidiaries or by which the Company or the Subsidiaries may be bound or affected, except in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not reasonably likely to have a Material Adverse Effect.

                  (i) Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("ACTION") pending or, to the Company's knowledge, threatened: (i) against the Company or the Subsidiaries, their activities, properties or assets, or any officer, director or, to the Company's knowledge, employee of the Company or the Subsidiaries in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or the Subsidiaries, that is reasonably likely to have a Material Adverse Effect, or (ii) that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement. The Company is not a party to nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that is reasonably expected to prevent, enjoin, alter, challenge or delay the consummation of the transactions contemplated by this Agreement or is reasonably likely to have a Material Adverse Effect. No Action is currently pending nor does the Company currently intend to initiate any Action that is reasonably likely to have a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                  (j) Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of the Certificate of Incorporation or the Bylaws. The Company has complied and is currently in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company's business or properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect. Neither the Company nor the Subsidiaries are in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or the Subsidiaries are a party or by which the Company or the Subsidiaries are bound or by which the properties of the Company are bound, which default would be reasonably likely to have a Material Adverse Effect or which would be reasonably likely to have a Material Adverse Effect on the transactions contemplated by this Agreement.

                  (k) Material Non-Public Information. Except as set forth in the Disclosure Letter, the Company has not provided, and will not provide, to the Purchasers any material non-public information other than information related to the transactions contemplated by this Agreement, all of which information shall be disclosed by the Company pursuant to Section 9(m) hereof.

                  (l) SEC Documents.

                           (1) Reports. Since January 1, 2003, the Company has
filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company has made available to the Purchasers prior to the date hereof copies of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as amended (the "FORM 10-K"), its quarterly reports on Form 10-QSB for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (the "FORM 10-QS"), and any Current Report on Form 8-K for events occurring since December 31, 2003 ("FORM 8-KS") filed by the Company with the SEC (the Form 10-K, the Form 10-Qs and the Form 8-Ks are collectively referred to herein as the "SEC DOCUMENTS"). Each of the SEC Documents, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing Date, then on the date of such filing or submission, as the case may be), (1) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.

                           (2) Sarbanes-Oxley. The chief executive officer and
the chief financial officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein (other than such qualifications or exceptions that are permitted under the Exchange Act and the rules promulgated thereunder) and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. Without limiting the foregoing, the Company is in compliance with any applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, as amended, that are currently in effect, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect or which would not reasonably be expected to have a Material Adverse Effect on the transactions contemplated by this Agreement.

                           (3) Financial Statements. The consolidated financial
statements of the Company included in the SEC Documents (1) comply in all material respects with the rules and regulations of the SEC with respect thereto as were in effect at the time of filing and (2) present fairly, in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, the consolidated financial position of the Company as of the dates indicated therein, and the consolidated results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited consolidated financial statements for interim periods, to normal, immaterial year-end audit adjustments.

                  (m) Absence of Certain Changes Since the Balance Sheet Date for the Company and the GVIS Subsidiary. Except as set forth in the Disclosure Letter or the SEC Documents, since December 31, 2003, the business and operations of the Company and the GVIS Subsidiary have been conducted in the ordinary course consistent with past practice, and there has not been:

                           (i) any declaration, setting aside or payment of any
dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company's capital stock;

                           (ii) any damage, destruction or loss to the Company's
or the GVIS Subsidiary's business or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

                           (iii) any waiver by the Company or the GVIS
Subsidiary of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

                           (iv) any material change or amendment to, or any
waiver of any material right under a material contract or arrangement by which the Company, the GVIS Subsidiary or any of their assets or properties is bound or subject;

                           (v) any change by the Company in its accounting
principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

                           (vi) any other event or condition of any character,
except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect.

                  (n) Absence of Certain Changes Since the Balance Sheet Date for the Rapor Subsidiary. Except as set forth in the Disclosure Letter or the SEC Documents, since March 31, 2004, the business and operations of the Rapor Subsidiary have been, to the Company's knowledge, conducted in the ordinary course consistent with past practice, and there has not been:

                           (i) any declaration, setting aside or payment of any
dividend or other distribution of the assets of the Rapor Subsidiary with respect to any shares of capital stock of the Rapor Subsidiary or any repurchase, redemption or other acquisition by the Rapor Subsidiary or any subsidiary of the Rapor Subsidiary of any outstanding shares of the Rapor Subsidiary's capital stock;

                           (ii) any damage, destruction or loss to the Rapor
Subsidiary's business or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

                           (iii) any waiver by the Rapor Subsidiary of a
valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

                           (iv) any material change or amendment to, or any
waiver of any material right under a material contract or arrangement by which the Rapor Subsidiary or any of its assets or properties is bound or subject;

                           (v) any change by the Rapor Subsidiary in its
accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

                           (vi) any other event or condition of any character,
except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect.

                  (o) Intellectual Property. The Company and the Subsidiaries own or possess sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, licenses, copyrights or other information (collectively, "INTELLECTUAL PROPERTY"), which are necessary to conduct their businesses as currently conducted, except where the failure to own or possess such sufficient rights would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor the Subsidiaries have received any written notice of, and has no actual knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and to the Company's and the Subsidiaries' knowledge, none of the patent rights owned or licensed by the Company or the Subsidiaries are unenforceable or invalid.

                  (p) Registration Rights. Except as provided in Section 5 herein and in the Disclosure Letter, effective upon the Closing, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

                  (q) Title to Property and Assets. Except as provided in the Disclosure Letter, the properties and assets of the Company and the Subsidiaries are owned by the Company or the Subsidiaries free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests, except for
(i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the business of the Company and the Subsidiaries as currently conducted. With respect to the property and assets it leases, each of the Company and the Subsidiaries is in compliance with such leases in all material respects.

                  (r) Taxes. The Company and the Subsidiaries have filed or have valid extensions of the time to file all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued or will pay prior to the time they become delinquent all taxes shown as due thereon, and neither the Company nor the Subsidiaries have knowledge of any material tax deficiency which has been or might be asserted or threatened against it.

                  (s) Insurance. The Company and the Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes are prudent and adequate for their business, all of which insurance is currently in effect. To the Company's knowledge, the Company will be able to renew its and the Subsidiaries' existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue to conduct its business in substantially the same manner as such business is currently conducted.

                  (t) Labor Relations. No material labor dispute exists or, to the knowledge of the Company or the Subsidiaries, is imminent with respect to any of the employees of the Company or the Subsidiaries.

                  (u) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) Transactions With Officers and Directors. Except as provided in the Disclosure Letter, none of the officers or directors of the Company has entered into any transaction with the Company or the Subsidiaries that would be required to be disclosed pursuant to Item 404(a) and (b) of Regulation S-B of the SEC.

                  (w) General Solicitation. Neither the Company nor any other Person (as defined below) authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D) of investors with respect to offers or sales of the Purchased Securities, however, the Company makes no representation with respect to any action taken by C.E. Unterberg, Towbin, LLC or its Affiliates. For purposes of this Agreement, "PERSON" means an individual or corporation, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  (x) Registration Statement Matters. The Company currently meets the eligibility requirements for use of a Form SB-2 Registration Statement for the resale of the Registrable Shares (as defined below) by the Purchasers. Assuming the completion and timely delivery of the Registration Statement/Suitability Questionnaire, attached hereto as Appendix II (the "REGISTRATION STATEMENT QUESTIONNAIRE"), by each Purchaser to the Company, the Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Shares.

                  (y) No Integrated Offering. Neither the Company, nor any Affiliate (as hereafter defined) of the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, any applicable state securities laws or any applicable stockholder approval provisions, nor will the Company take any action or steps that would cause the offering of the Purchased Securities to be integrated with other offerings.

         For the purposes of this Agreement, an "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  (z) Market. Other than public corporate communications and filings with the Securities Exchange Commission that do not contain an intentional misstatement or omission of a material fact, the Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of Common Stock of the Company or facilitate the sale or resale of the Purchased Securities, however, the Company makes no representation with respect to any action taken by C.E. Unterberg, Towbin, LLC or its Affiliates

                  (aa) Investment Company. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

                  (bb) Application of Anti-Takeover Provisions. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) that would become applicable to the Purchasers as a result of the issuance of the Purchased Securities.

                  (cc) Trading and Registration Matters. The Common Stock of the Company is eligible for price quotation and trading on the OTC Bulletin Board Market under the symbol "GVIS". The Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act.

                  (dd) Settlement Agreement. The Settlement Agreement has been duly and validly authorized, executed and delivered by the Company and the GVIS Subsidiary and, to the Company's knowledge, the other parties thereto, constitutes the valid and binding obligation of the Company and the GVIS Subsidiary and, to the Company's knowledge, the other parties thereto and is enforceable against the Company and the GVIS Subsidiary and, to the Company's knowledge, the other parties in accordance with its terms. Neither party to the Settlement Agreement is in breach of its obligations under the Settlement Agreement and the Settlement Agreement is in full force and effect.

                  (ee) Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

                  (ff) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  (gg) No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Agreement other than as specified in the Agreement.


         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, and agrees that:

                  (a) Organization. The Purchaser has all corporate, limited liability company, partnership, trust or individual, as the case may be, power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

                  (b) Due Authorization. All corporate, limited liability company, partnership, trust or individual, as the case may be, action on the part of the Purchaser necessary for the authorization, execution, delivery of and the performance of all obligations of the Purchaser under this Agreement have been taken and no further consent or authorization of the Purchaser is necessary, and this Agreement constitutes the Purchaser's legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

                  (c) Litigation. There is no Action pending to which such Purchaser is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

                  (d) Purchase for Own Account. The Purchased Securities are being acquired for investment for the Purchaser's own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act. The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Purchased Securities. The Purchaser does not have any agreement or understanding, direct or indirect, with any other Person to sell or otherwise distribute the Purchased Securities. Notwithstanding the foregoing, the parties hereto acknowledge the Purchaser's right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

                  (e) Investment Experience. The Purchaser understands that the purchase of the Purchased Securities involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Purchased Securities is able to afford a complete loss of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Securities and protecting its own interests in connection with this investment.

                  (f) Accredited Purchaser Status. The Purchaser is an "accredited investor" within the meaning of Regulation D.

                  (g) Reliance Upon Purchaser's Representations. The Purchaser understands that the sale of the Purchased Securities to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act, and that the Company's reliance on such exemption is based on each Purchaser's representations set forth herein.

                  (h) Receipt of Information. The Purchaser acknowledges that it has reviewed the Disclosure Letter and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Purchased Securities and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Purchased Securities. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of such information and the Company's representations and warranties contained in this Agreement.

                  (i) Restricted Securities and Restrictions on Transfer.

                           (i) The Purchaser understands that the Purchased
Securities have not been registered under the Securities Act and the Purchaser will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities (except as permitted in Section 4(j) below) unless (A) pursuant to an effective registration statement under the Securities Act, (B) the Purchaser provides a legal opinion to the Company, the form and substance of which must be reasonably acceptable to the Company, to the effect that a sale, assignment, pledge, hypothecation or other transfer of the

Purchased Securities may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (C) the Purchaser provides the Company a "no action" letter from the SEC to the effect that the transfer of the Purchased Securities without registration will not result in a recommendation by the Staff of the SEC that enforcement action by taken with respect thereto, (D) the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Securities can be sold pursuant to Rule 144 promulgated under the Securities Act ("RULE 144"), (E) the Purchaser provides the Company with reasonable assurances (in the form of seller representation letters) that the Purchased Securities can be sold pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period or (F) pursuant to any other exception contained in the Securities Act provided that the Purchaser provides a legal opinion, the form and substance of which is reasonably acceptable to the Company. Notwithstanding anything to the contrary contained in this Agreement, including but not limited to in Section 5(c)(i) below, the Purchaser may transfer the Purchased Securities to its Affiliates provided that (x) the Purchaser provides the Company with a legal opinion, the form and substance of which is reasonably acceptable to the Company, (y) such Affiliate is an "accredited investor" under Regulation D and
(z) each such Affiliate agrees to be bound by the terms and conditions of this Agreement, and in particular, confirms to the Company that all of the representations set forth in Section 4 of this Agreement are true and correct as to such Affiliate as of the date of the transfer to such Affiliate.

                           (ii) Prior to any proposed transfer pursuant to
clause (B), (C), (D), (E) or (F) in Section 4(i) above, the Purchaser shall give written notice to the Company of such Purchaser's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by the applicable legal opinion, "no action" letter or seller and broker representation letters.

                           (iii) Notwithstanding the foregoing provisions of
this Section 4(i), no registration statement, legal opinion or "no action" letter shall be necessary for a transfer of the Purchased Securities by means of a distribution (1) by a Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date of this Agreement, (2) by a Purchaser that is a limited liability company to a member of such limited liability company, (3) by a Purchaser that is a partnership or limited liability company to the estate of any partner, retired partner, or member thereof or (4) by any partner or member of a Purchaser that is a partnership or limited liability company by gift, will or intestate succession to such partner or member's spouse or to the siblings, lineal descendants, ancestors of such partner or member or his or her spouse.

                  (j) Legends.

         The Purchaser agrees that, to the extent necessary, the certificates for the Purchased Securities shall bear the following legend:

                   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION

                  STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL."

         The Company acknowledges and agrees that Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Purchased Securities to a financial institution that is an "accredited investor" under Regulation D and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, in accordance with applicable law such Purchaser may transfer pledged or secured Purchased Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the expense of the Purchaser who shall have pledged or otherwise granted a security interest in its Purchased Securities, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Purchased Securities may reasonably request in connection with a pledge or transfer of the Purchased Securities, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

         Certificates evidencing the Purchased Securities shall not contain any legend, (i) following any sale of such Purchased Securities pursuant to a registration statement (including the Registration Statement) covering such sale that is effective under the Securities Act, (ii) following any sale of such Purchased Securities pursuant to Rule 144, (iii) if such Purchased Securities are eligible for sale under Rule 144(k) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the date on which the Registration Statement is declared effective (the "EFFECTIVE DATE") and such legend is no longer required under this Section 4(j) if such legal opinion is required by the Company's transfer agent to effect the removal of the legend hereunder. The Company agrees that at such time as such legend is no longer required under this Section 4(j), it will, no later than five (5) Business Days following the delivery by a Purchaser to the Company or to the Company's transfer agent of a certificate representing Purchased Securities issued with a restrictive legend, provide written instructions to Company's transfer agent instructing the transfer agent to deliver to such Purchaser a certificate representing such Purchased Securities that is free from all restrictive and other legends. Except as may be required by law, the Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4(i) or this Section 4(j).

         Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing the Purchased Securities as set forth in this Section 4(j) is predicated upon the Purchaser's covenant that the Purchaser only will sell any Purchased

Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

         In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop transfer orders are not required to ensure compliance with the Securities Act.

                  (k) Questionnaires. The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire for use in preparation of the Registration Statement (as defined in Section 5(a) below) or a registration statement with respect to which the Purchaser has exercised its rights pursuant to Section 5(i) below, and the answers to such questionnaires are true and correct as of the date of this Agreement; provided, that the Purchasers shall be entitled to update such information by providing written notice thereof to the Company before the effective date of the Registration Statement or a registration statement with respect to which the Purchaser has exercised its rights pursuant to Section 5(i) below.

                  (l) Restrictions on Short Sales. Neither the Purchaser nor any Affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser's investments or trading or information concerning such Purchaser's investments, including in respect of the Purchased Securities, or (iii) is subject to such Purchaser's review or input concerning such Affiliate's investments or trading, has or will, directly or indirectly, during the period beginning on the date on which C.E. Unterberg, Towbin, financial advisor to the Company, first contacted such Purchaser regarding the transactions contemplated by this Agreement until the time of the filing of the Current Report on Form 8-K required by Section 9(m), engage in (1) any "short sales" (as such term is defined in Rule 3b-3 promulgated under the Exchange Act) of the Common Stock, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Purchased Securities by the Purchaser or (2) any hedging transaction which establishes a net short position with respect to the Purchased Securities (clauses (1) and (2) together, a "SHORT SALE"); except for (A) Short Sales by the Purchaser or Affiliate of such Purchaser which was, prior to the date on which such Purchaser was first contacted by C.E. Unterberg, Towbin regarding the transactions contemplated by this Agreement, a market maker for the Common Stock, provided that such Short Sales are in the ordinary course of business of such Purchaser or Affiliate of such Purchaser and are in compliance with the Securities Act, the rules and regulations of the Securities Act and such other securities laws as may be applicable, (B) Short Sales by the Purchaser or an Affiliate of such Purchaser which by virtue of the procedures of such Purchaser are made without knowledge of the transactions contemplated by this Agreement or (C) Short Sales by the Purchaser or an Affiliate of such Purchaser to the extent that such Purchaser or

Affiliate of such Purchaser is acting in the capacity of a broker-dealer executing unsolicited third-party transactions.

                  (m) Independent Investment. The Purchaser has not agreed to act with any other Purchaser for the purpose of acquiring, holding or disposing of any of the Purchased Securities for purposes of Section 13(d) of the Exchange Act, and such Purchaser is acting independently with respect to its investment in the Purchased Securities.

         5. FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT.

                  (a) Form D Filing; Registration of the Purchased Securities. The Company hereby agrees that it shall:

                           (i) file in a timely manner a Form D relating to the
sale of the Purchased Securities under this Agreement, pursuant to Regulation D;

                           (ii) prepare and file with the SEC as soon as
practicable and in no event later than thirty (30) days following the Closing Date the ("REQUIRED FILING DATE"), a registration statement on Form SB-2 or such other form that is available to the Company under the Securities Act (the "REGISTRATION STATEMENT"), to enable the resale of the Purchased Securities (together with any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Purchased Securities (the "REGISTRABLE SHARES") by the Purchasers from time to time. The Company shall use all commercially reasonable efforts to cause the Registration Statement (x) to be declared effective as promptly as possible after filing, but in any event, no later than the 100th day following the Closing Date (the "REQUIRED EFFECTIVE DATE"), or, in the event of a review of the Registration Statement by the SEC, the Required Effective Date will be no later than the 120th day following the Closing Date and (y) to remain continuously effective until the earlier of (1) the second anniversary of the effective date of the Registration Statement, (2) the date on which all Registrable Shares purchased by the Purchasers pursuant to this Agreement have been sold thereunder or (3) the date on which the Registrable Shares can be sold by nonaffiliates of the Company pursuant to Rule 144(k) promulgated under the Securities Act (the "REGISTRATION PERIOD"). If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will use its commercially reasonable efforts to cause the Registration Statement become effective as soon as commercially practicable after the receipt by the Company of such SEC notification. In the event that, following the Closing Date and prior to the end of the Registration Period, the Company meets the requirements for the use of Form S-3, the Company may, in its discretion, convert the Form SB-2 into Form S-3, or file a replacement registration statement on Form S-3, promptly after the first date on which it meets such requirements;

                           (iii) prepare and file with the SEC such amendments
(including post-effective amendments) and supplements to the Registration Statement and the Prospectus (as defined below) used in connection therewith as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period;

                           (iv) furnish to the Purchasers, with respect to the
Registrable Shares registered under the Registration Statement, such reasonable number of copies of any prospectus in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request in writing, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

                           (v) use its commercially reasonable efforts to file
documents required of the Company for normal blue sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                           (vi) promptly notify the Purchasers in writing of the
effectiveness of the Registration Statement within one business day of the Registration Statement being declared effective;

                           (vii) promptly notify the Purchasers in writing of
the existence of any fact or the happening of any event, during the Registration Period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make such statements not misleading; provided, however, that no notice by the Company shall be required pursuant to this subsection (vii) in the event that the Company either contemporaneously files a prospectus supplement to update the Prospectus or, if applicable, a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such material event that results in such Registration Statement no longer containing any such untrue or misleading statements;

                           (viii) bear all expenses in connection with the
procedures described in paragraphs (i) through (vii) of this Section 5(a) and the registration of the Registrable Shares pursuant to the Registration Statement, other than fees and expenses, if any, of legal counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5(a) with respect to Registrable Shares held by a Purchaser that such Purchaser shall timely furnish to the Company a completed Registration Statement Questionnaire on or before the Closing Date and such other written information regarding such Purchaser, the Registrable Shares to be sold by such Purchaser and the intended method of disposition of the Registrable Shares as the Company may deem necessary or advisable to effect the registration of the Registrable Shares. The Purchasers shall update such information as and when necessary by written notice to the Company.

                  (b) Liquidated Damages.

                           (i) Delay in Filing or Effectiveness of Registration
Statement. In the event that the Registration Statement is not (A) filed by the Required Filing Date or (B) declared effective by the Required Effective Date, the Company shall pay in cash to each Purchaser (except for any Purchaser whose failure to provide information as required hereunder causes a delay in filing or obtaining effectiveness) liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), at a rate equal to one percent (1%) per month (pro rata on a 30-day basis) of the product of the Per Share Price and the number of Purchased Securities held by such Purchaser for the period from and including the first day following the Required Filing Date or the Required Effective Date, as the case may be, until, but excluding, the date that the Company files the Registration Statement with the SEC or the date that the SEC declares the Registration Statement effective, as the case may be. Such liquidated damages shall be payable in cash within ten
(10) days of the end of each one (1) month anniversary of the Required Filing Date or the Required Effective Date, as the case may be.

                           (ii) Lapse in Effectiveness of Registration
Statement. In the event that the Registration Statement is filed and declared effective but, during the Registration Period, the Registration Statement ceases to be effective or useable or the prospectus included in the Registration Statement (the "PROSPECTUS", as amended or supplemented by any prospectus supplement and by all other amendments thereto and all material incorporated by reference in such Prospectus) ceases to be usable, in either case, in connection with resales of Registrable Shares, without such lapse being cured within fifteen (15) Business Days (the "CURE PERIOD") by a post-effective amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such lapse, then except with respect to "Excluded Events" (defined below), the Company shall pay in cash to each Purchaser liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), for the period from and including the first day following the expiration of the Cure Period until, but excluding, the earlier of
(1) the date on which such failure is cured and (2) the date on which the Registration Period expires, at a rate equal to one percent (1%) per month (pro rata on a 30-day basis) of the total product of the Per Share Price and the number of Purchased Securities held by such Purchaser pursuant to this Agreement. Such liquidated damages shall be payable in cash within ten (10) days of the end of each one (1) month anniversary of the expiration of the Cure Period. Excluded Events shall mean:

         (A)      as provided in Section 5(c)(ii) or 5(c)(iii) below,

         (B) if the Company is involved in a Rule 13e-3 transaction as defined in Section 13e-3 of the Exchange Act, or

         (C) a merger or consolidation of the Company or sale of more than one-half of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least 50% of the voting rights and equity interests of the surviving entity or acquirer.

                  (c) Transfer of Registrable Shares After Registration; Suspension.

                           (i) The Purchasers agree that they will not offer to
sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Securities Act except pursuant to either (1) the Registration

Statement in the manner described in the "Plan of Distribution" therein, (2) Rule 144 of the Securities Act or (3) any other exemption from registration under the Securities Act, and that they will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Purchaser or its plan of distribution to the extent required by applicable law.

                           (ii) In addition to any suspension rights under
paragraph (iii) below, notwithstanding anything in this Agreement to the contrary, upon the happening of any pending corporate development, public filing with the SEC or similar event that, in the judgment of the Board of Directors, renders it advisable to suspend the use of the Prospectus or upon the request by an underwriter in connection with an underwritten public offering of the Company's securities, the Company may for not more than forty-five (45) days during any 12-month period suspend use of the Prospectus on written notice to each Purchaser (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case each Purchaser shall discontinue any disposition of Registrable Shares covered by the Registration Statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to the Purchasers or until the Purchasers are advised in writing by the Company that sales of Registrable Shares under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus; provided, however, that no single suspension under this Section 5(c)(ii) may last longer than fifteen (15) days. The suspension and notice thereof described in this Section 5(c)(ii) shall be held by each Purchaser in strictest confidence and shall not be disclosed by such Purchaser.

                           (iii) Subject to paragraph (iv) below, in the event
of: (1) any request by the SEC or any other federal or state governmental authority during the Registration Period for amendments or supplements to a Registration Statement or related prospectus or for additional information; (2) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (3) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (4) any event or circumstance (other than those described described in Section 5(c)(ii) above) which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Purchasers (the "SUSPENSION NOTICE") to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Purchasers will discontinue disposition of Registrable Shares covered by to the Registration Statement or Prospectus (a "SUSPENSION") until the Purchasers' receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Purchasers are advised in writing by the Company that the current Prospectus may be used and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Purchasers. The Suspension and Suspension Notice described in this Section 5(c)(iii) shall be held in strictest confidence by each Purchaser and shall not be disclosed by such Purchaser.

                           (iv) Provided that a Suspension is not then in
effect, the Purchasers may sell Registrable Shares under the Registration Statement, provided that the selling Purchaser arranges for delivery of a current Prospectus to the transferee of such Registrable Shares to the extent such delivery is required by applicable law.

                           (v) In the event of a sale of Registrable Shares by a
Purchaser, such Purchaser must also deliver to the Company's transfer agent, with a copy to the Company, a certificate of subsequent sale reasonably satisfactory to the Company, so that ownership of the Registrable Shares may be properly transferred. The Company will cooperate to facilitate the timely preparation and delivery of certificates (unless otherwise required by applicable law) representing Registrable Shares sold.

                  (d) Indemnification. For the purpose of this Section 5(d), the term "REGISTRATION STATEMENT" shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Sections 5(a) or 5(i).

                           (i) Indemnification by the Company. The Company
agrees to indemnify and hold harmless each of the Purchasers, their respective officers, directors, agents and employees, and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers, such officers, directors, agents or employees, or such controlling persons may become subject, under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon (i) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading or (ii) any inaccuracy in or breach of the representations and warranties or covenants made by the Company herein, and will reimburse each Purchaser, each of its respective directors, officers, agents and employees, and each such controlling person for any reasonable documented out-of-pocket legal and other expenses incurred by such Purchaser, such directors, officers, agents or employees, or such controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Prospectus or any amendment to or supplement of the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser demanding such indemnification expressly for use in the Registration Statement or the Prospectus, (2) the failure of such Purchaser to comply with the covenants and agreements contained in this Agreement respecting resale of the Purchased Securities or (3) the use by the Purchaser of an outdated Prospectus or any Prospectus containing any untrue statement or omission of a material fact required to make such statement not misleading after the Company has notified the Purchaser in writing that the Prospectus is outdated or contains such untrue statement or omission.

                           (ii) Indemnification by each Purchaser. Each
Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Company's directors, officers, agents and employees, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, the Company's directors, officers, agents or employees, or any controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, or (ii) any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein, and such Purchaser will reimburse the Company, each of its directors, officers, agents and employees, and any controlling persons for any reasonable legal and other expenses incurred by the Company, its directors, officers, agents or employees, or any controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that such Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission with respect to which such Purchaser has delivered to the Company in writing a correction of such untrue or alleged untrue statement or omission or alleged omission, before the occurrence of the event from which such loss, claim, damage, liability or expense was incurred. Notwithstanding the provisions of this Section 5(d), such Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the aggregate dollar amount of net proceeds received by such Purchaser from the sale of the Registrable Shares pursuant to the Registration Statement.

                           (iii) Indemnification Procedure.

                                    (1) Promptly after receipt by an indemnified
party under this Section 5(d) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5(d), promptly notify the indemnifying party in writing of the claim and provide to the indemnifying party copies of all written documents relating to such threatened or commenced action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5(d) or otherwise, to the extent it is not prejudiced as a result of such failure.

                                    (2) In case any such action is brought
against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5(d) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

                                             a) the indemnified party shall have
employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably approved by such indemnifying party, representing all of the indemnified parties who are parties to such action); or

                                             b) the indemnifying party shall not
have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action against the indemnified party, in each of which cases the reasonable documented out-of-pocket fees and expenses of counsel for the indemnified party shall be at the expense of the indemnifying party.

                           (iv) Contribution. If the indemnification provided
for in this Section 5(d) is required by its terms but is for any reason held to be unavailable to, or is otherwise insufficient to hold harmless, an indemnified party under this Section 5(d) with respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement:

                                    (1) in such proportion as is appropriate to
reflect the relative faults of the Company and the Purchasers in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or

                                    (2) if the allocation provided by clause (1)
above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (1) above but also the relative benefits received by the Company and the Purchasers from the sale of the Purchased Securities.

         The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount to which the consideration paid by such Purchaser to the Company pursuant to this Agreement for the Registrable Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "DIFFERENCE") between the amount such Purchaser paid for the Registrable Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(d)(iii), any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any such action or claim. The provisions set forth in Section 5(d)(iii) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 5(d)(iv); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 5(d)(iii) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 5(d)(iv) were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 5(d)(iv), no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this
Section 5(d)(iv) are several and not joint.

                  (e) Rule 144 Information. For two years after the date of this Agreement, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and shall take such further action to the extent required to enable the Purchasers to sell the Purchased Securities pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

                  (f) Subsequent Registrations. Except with respect to registration rights previously granted by the Company and described on Schedule 3(p), other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement (other than on Form S-8 or any successor form) with the SEC with respect to any securities of the Company.

                  (g) Listing of Securities. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other trading market, it will include in such application the Purchased Securities, and will take such other action as is necessary or desirable to cause the Purchased Securities to be listed on such other trading market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a trading market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the trading market.

                  (h) Replacement of Securities. If any certificate or instrument evidencing any Purchased Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Purchased Securities. If a replacement certificate or instrument evidencing any Purchased Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

                  (i) Piggy-Back Registrations. If at any time during the Registration Period there is not an effective Registration Statement covering all of the Purchased Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act or their successor forms) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and, if within fifteen days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Purchased Securities such purchaser requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5(i) with respect to Registrable Shares held by a Purchaser that such Purchaser shall timely furnish to the Company a completed Registration Statement Questionnaire on or before the Closing Date and such other written information regarding such Purchaser, the Registrable Shares to be sold by such Purchaser and the intended method of disposition of the Registrable Shares as the Company may deem necessary or advisable to effect the registration of the Registrable Shares. The Purchasers shall update such information as and when necessary by written notice to the Company.

         6. ADVISORY FEE. The Purchasers acknowledge that the Company intends to pay to C.E. Unterberg, Towbin, as financial advisor, a fee in respect of the sale of the Purchased Securities. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Purchased Securities to the Purchasers. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commission or other payments owing by the Company to C.E. Unterberg, Towbin or any other Person acting on behalf of the Company hereunder. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company from and against all fees, commission or other payments owing by such Purchasers to any Person acting on behalf of the Purchasers hereunder.

         7. CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of the Purchasers to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

                  (b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; provided, however, as provided in Section 2 hereof, the Company may furnish to each Purchaser a facsimile copy of the stock certificate(s) representing the Purchased Securities purchased by such Purchaser no later than the next Business Day following the Closing Date, with the original stock certificate(s) to be delivered to such Purchaser by overnight courier no later than the third (3rd) Business Day following the Closing Date.

                  (c) Company Compliance Certificate. The Company will have delivered to the Purchasers a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying that the conditions specified in Sections 7(a), 7(b) and 7(i) hereof have been fulfilled.

                  (d) Agreement. The Company shall have executed and delivered to the Purchasers this Agreement.

                  (e) Good Standing Certificate. The Company shall have delivered to the Purchasers a certificate of the Secretary of State of the State of Delaware, dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company.

                  (f) Secretary's Certificate. The Company shall have delivered to the Purchasers a certificate of the Company executed by the Company's Secretary, dated as of the Closing Date, attaching and certifying to the truth and correctness of (1) the Certificate of Incorporation, (2) the Bylaws and (3) the resolutions adopted by the Company's Board of Directors in connection with the transactions contemplated by this Agreement.

                  (g) Opinion of Company Counsel. The Purchasers will have received an opinion on behalf of the Company, dated as of the Closing Date, from Kronish Lieb Weiner & Hellman LLP, counsel to the Company, substantially in the form attached hereto as Exhibit B.

                  (h) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

                  (i) Settlement Agreement. As of the Closing Date, the Settlement Agreement shall be in full force and effect. Each of the parties thereto shall have performed all of their obligations thereunder required to be performed as of the date thereof.

                  (j) Other Actions. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in writing in connection with the transactions contemplated hereby.

         8. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties True. Each of the representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

                  (b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                  (c) Agreement. Each Purchaser shall have executed and delivered to the Company this Agreement (and Appendix I and II hereto).

                  (d) Payment of Purchase Price. The Purchasers shall have delivered to the Company by wire transfer of immediately available funds, full payment of the purchase price for the Purchased Securities as specified in
Section 1(b).

                  (e) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

         9. MISCELLANEOUS.

                  (a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers holding at least a majority of the total aggregate number of Purchased Securities then outstanding (excluding any Purchased Securities sold to the public pursuant to Rule 144 or otherwise). Any Purchaser may assign its rights under this Agreement (including, but not limited to the right to receive liquidated damages from the Company pursuant to Section 5(b)) to any person to whom such Purchaser assigns or transfers any of the Purchased Securities, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

                  (b) Governing Law. This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  (c) Survival. The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchasers contained in Section 4 of this Agreement shall survive until eighteen (18) months after the Closing Date.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (e) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

                  (f) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (A) if to any Purchaser, at such Purchaser's address or facsimile number set forth on Schedule A to this Agreement, or at such address or facsimile number as such Purchaser may designate by giving at least ten (10) days' advance written notice to the Company or (b) if to the Company, to its address or facsimile number set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten (10) days' advance written notice to the Purchasers. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer, if faxed.

         If to the Company:

                            GVI Security Solutions, Inc.
                            2801 Trade Center Drive, Suite 120
                            Carrollton, Texas  75007
                            Tel: (972) 245-7353
                            Fax: (972) 245-7333
                            Attention:  Nazzareno E. Paciotti

         with a copy to:

                            Kronish Lieb Weiner & Hellman LLP
                            1114 Avenue of the Americas
                            Tel: (212) 479-6000
                            Fax: (212) 479-6275
                            Attention: Alison Newman, Esq.

                  (g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers holding at least a majority of the total aggregate number of the Purchased Securities then outstanding (excluding any shares then already sold to the public pursuant to Rule 144 or otherwise). In addition to the foregoing, any provision may be waived with the written consent of the party to be charged. Any amendment effected in accordance with this Section 9(g) will be binding upon the Purchasers, the Company and their respective successors and assigns.

                  (h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

                  (i) Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

                  (j) Further Assurances. From and after the date of this Agreement, upon the request of the Company or the Purchasers, the Company and the Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  (k) Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

                  (l) Fees, Costs and Expenses. Except as otherwise provided for in this Agreement, all fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.

                  (m) 8-K Filing and Publicity. As soon as practicable following the execution of this Agreement, but in no event later than 8:30 a.m., eastern time, on the day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and attaching this Agreement and the press release referred to below as exhibits to such filing (the "8-K FILING" including all attachments). Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to issue any press release or make any other public disclosure (including a press release (concerning the offering of the Purchased Securities) pursuant to Rule 135(c) under the Securities Act) with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable laws and regulations; and, provided further, that no such release may identify a Purchaser unless such Purchaser has consented thereto in writing, or as required by law.

                  (n) Waivers. No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  (o) Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

                  (p) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                                GVI SECURITY SOLUTIONS, INC.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



                      [PURCHASER SIGNATURE PAGES TO FOLLOW]

                                SIGNATURE PAGE TO

                          SECURITIES PURCHASE AGREEMENT

                       DATED AS OF _________________, 2004

                                  BY AND AMONG

                          GVI SECURITY SOLUTIONS, INC.

                        AND EACH PURCHASER NAMED THEREIN

         The undersigned hereby executes and delivers to GVI Security Solutions, Inc., the Securities Purchase Agreement (the "AGREEMENT") to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

                          Number of Purchased Securities Purchased:
                                                                    ------------


                          ------------------------------------------------------
                          "Purchaser"

                          Signature:
                                     -------------------------------------------

                          Name:
                                ------------------------------------------------
                          Title:
                                 -----------------------------------------------
                          Address:
                                   ---------------------------------------------

                          ------------------------------------------------------

                          ------------------------------------------------------
                          Telephone:
                                     -------------------------------------------
                          Facsimile:
                                      ------------------------------------------
                          E-mail:
                                  ----------------------------------------------
                          Tax ID Number:
                                         ---------------------------------------

                                   SCHEDULE A

                             SCHEDULE OF PURCHASERS


                                  Number of Purchased
 Name and Address                      Securities           Total Purchase Price
-------------------------------   --------------------      --------------------

                                   APPENDIX I

                         STOCK CERTIFICATE QUESTIONNAIRE

         Pursuant to Section 4(k) of the Agreement, please provide us with the following information:

         1. The exact name that the Purchaser's Purchased Securities are to be registered in (this is the name that will appear on your stock certificate(s) and warrant certificate(s)). A nominee name may be used if appropriate:

         -----------------------------------------------------------------

         2. The relationship between the Purchaser of the Purchased Securities and the Registered Holder listed in response to Item 1 above:

         -----------------------------------------------------------------


         3. The mailing address of the Registered Holder listed in response to
Item 1 above:

         -----------------------------------------------------------------

         -----------------------------------------------------------------

         -----------------------------------------------------------------

         -----------------------------------------------------------------

         4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to Item 1 above:

         -----------------------------------------------------------------

                                   APPENDIX II

                REGISTRATION STATEMENT/SUITABILITY QUESTIONNAIRE

Pursuant to Section 4(k) of the Agreement, please provide the information below. All capitalized terms not defined in this Appendix II shall have the meanings assigned to them in the Agreement.


PART A

In connection with the preparation of the Registration Statement, please provide us with the following information:

         1. Pursuant to the "Selling Stockholder" section of the Registration Statement, please state the Purchaser's name exactly as it should appear in the Registration Statement:

         -----------------------------------------------------------------------


         2. Please provide the number of shares of Common Stock and any other securities that the Purchaser will own immediately after Closing, including those Purchased Securities purchased by the Purchaser pursuant to the Agreement and those securities purchased by the Purchaser through other transactions:

         -----------------------------------------------------------------------


         3. Please explain the nature of the beneficial ownership of the shares of Common Stock owned by the Purchaser, including any shares of Common Stock not held of record by the Purchaser:

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------


         4. If the Purchaser is not a natural person, please identify each natural person who will exercise sole or shared voting and/or dispositive power with respect to the shares of Common Stock beneficially owned by the Purchaser immediately after the Closing. Please also specify in what capacity such person(s) will exercise their voting and/or dispositive power with respect to such shares.

         -----------------------------------------------------------------------
                  NATURAL PERSON(S)             RELATIONSHIP TO PURCHASER
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


         5. Disclose the details of any rights to acquire shares of Common Stock that the Purchaser may have:

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         6. Has the Purchaser had any material relationship within the past three years with the Company or its affiliates?

         Yes  |_|          No  |_|


         If yes, please indicate the nature of any such relationships below:

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         7. Is the Purchaser a broker-dealer registered with the SEC?

                  Yes  |_|          No  |_|


         8. Is the Purchaser affiliated with any registered broker-dealer?

                  Yes  |_|          No  |_|


         If yes, please identify such broker-dealer and explain the relationship that such registered broker-dealer has with the Purchaser (including details of any affiliation or other relationship).

         -----------------------------------------------------------------------
               REGISTERED BROKER-DEALER            RELATIONSHIP TO PURCHASER
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------



PART B


Pursuant to Section 4 of the Agreement, please provide us with the following information, and we will use the Purchaser's responses to qualify the Purchaser for purposes of federal and state securities laws:


         9. IDENTIFICATION

         Name:
               -----------------------------------------------------------------

         Address of principal place of business:

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         State (or Country) of formation or incorporation:

         Contact Person:
                        --------------------------------------------------------

         Telephone Number:
                          ------------------------------------------------------

         Facsimile Number:
                          ------------------------------------------------------

         Email Address:
                       ---------------------------------------------------------

         Type of Entity (corporation, partnership, trust, etc.):

         Social Security or Taxpayer or Employer Identification Number:
                                                                       ---------


10.      STATUS AS AN ACCREDITED INVESTOR

Please confirm that the Purchaser is an "accredited investor" as defined under the Securities Act of 1933, as amended (the "Act"), by checking all applicable boxes to indicate the exemption qualifying you as an accredited investor, as provided in Rule 501(a) under the Securities Act of 1933, as amended.

         |_| a corporation, organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust or a partnership, in each case, not formed for the purpose of this investment, with total assets in excess of $5,000,000;

         |_| a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

         |_| a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

         |_| an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

         |_| a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Act acting in either an individual or fiduciary capacity;

         |_| an insurance company as defined in Section 2(13) of the Securities Act;

         |_| an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

         |_| a director, executive officer or general partner of the issuer of the securities being offered or sold;

         |_| a natural person whose individual net worth, or joint net worth with your spouse, at the time of purchase exceeds $1,000,000;

         |_| a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         |_| a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

         |_| an entity in which all the equity owners are accredited investors;
or

         |_| other - Please describe:

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         11. RESIDENCE INFORMATION

                  Please indicate the jurisdiction in which the Purchaser resides, if the Purchaser is a natural person, or in which the Purchaser is chartered and the jurisdiction in which it maintains its principal offices:


         -----------------------------------------------------------------

         12. INVESTMENT REPRESENTATION

         Is the Purchaser purchasing the securities offered for its and for investment purposes only?

                  Yes  |_|          No  |_|

         If no, please state for whom is the Purchaser investing and/or the reason for investing.

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         13. SIGNATURE

         The above information is true and correct in all material respects and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption under the Securities Act. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.


         Executed at _______________________,____________ on ___________ , 2004.


         Name of Entity:________________________________________________________


         By: __________________________________
         (Signature)


         -------------------------------------
         (Name and title of signatory)


IF THE INVESTMENT WILL BE MADE BY MORE THAN ONE ENTITY, WHETHER OR NOT AFFILIATED, PLEASE COMPLETE A COPY OF THIS QUESTIONNAIRE FOR EACH ENTITY.

                                    EXHIBIT A
                                DISCLOSURE LETTER

                                    EXHIBIT B
              FORM OF OPINION OF KRONISH LIEB WEINER & HELLMAN LLP




                                      -42-